CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 7, 2002 on the financial statements and financial highlights of McCarthy Fund, a series of shares of Advisors Series Trust. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                            /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 18, 2002